UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2007 (November 5, 2007)
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On November 5, 2007, Trico Marine Services, Inc. (“Trico”) entered into a Transaction Agreement (the “Transaction Agreement”) with Active Subsea ASA (“Active Subsea”), a Norwegian public limited liability company registered on the Norwegian Securities Dealers Association’s information system for unlisted shares, pursuant to which Trico intends to make a voluntary tender offer (the “Offer”) for all outstanding shares of common stock in Active Subsea (including shares to be issued upon the exercise of outstanding vested warrants and options to purchase shares of common stock) and all unexercised warrants to purchase shares of common stock in exchange for cash consideration of 22.50 Norwegian Kroner (“NOK”) per share of common stock (22.50 NOK less the exercise price, in the case of unexercised warrants).
     Pursuant to the Transaction Agreement, the board of directors of Active Subsea has agreed to recommend the transaction to its shareholders, subject to certain fiduciary limitations. A $5 million termination fee is payable to Trico under certain circumstances if the Offer is not completed.
     The completion of the Offer is subject to the satisfaction of a number of conditions, including receipt by Trico of valid and unconditional acceptances of the Offer representing more than 90% of Active Subsea’s shares and votes on a fully diluted basis and receipt of necessary consents and approvals from applicable regulatory bodies. Subject to the satisfaction of those conditions, Trico anticipates that closing will occur in the fourth quarter of this year. As of the evening of November 5, 2007, Trico had received pre-acceptances from shareholders owning more than 50 million shares, options and warrants in Active Subsea, representing 85% of the fully-diluted shares, including 38% held by the board of directors and management of Active Subsea.
     Trico expects to finance the consideration for the Offer using available cash and borrowings under its credit facility.
     The description of the Transaction Agreement in this report is qualified in its entirety by reference to the copy of the Transaction Agreement filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.
     Certain statements in this report that are not historical fact may be forward-looking statements, which are subject to safe harbors created under the U.S. federal securities laws. Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of Trico that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. Specific factors which could cause such material differences include, among other things, successful outcome of the offer process for the Active Subsea shares. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect Trico’s results of operations or financial condition, are included in the Trico’s U.S. Securities and Exchange Commission filings. All financials for Active Subsea are based on international financial reporting standards, and a U.S. GAAP reconciliation is not available at this time. The statements in this presentation that use such words as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “estimate,” or “plan,” or similar expressions are also forward-looking statements. The above listing of factors is representative and is not intended as an all-encompassing list of such factors. We disclaim any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.
Item 7.01 Regulation FD Disclosure.
     On November 5, 2007, Trico announced that it intends to make a voluntary offer for all outstanding shares in Active Subsea and that it will hold a conference call on November 6, 2007 to discuss the details of the transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of Trico’s investor presentation to be delivered during the conference call on November 6, 2007 is furnished as Exhibit 99.2 hereto.
     In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Transaction Agreement, dated November 5, 2007, between Trico Marine Services, Inc. and Active Subsea ASA.

99.1	Press release issued by Trico Marine Services, Inc. dated November 5, 2007

99.2	Investor Presentation to be delivered on November 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi A. Varma
Rishi A. Varma
Chief Administrative Officer, Vice President and General Counsel

Dated: November 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Transaction Agreement, dated November 5, 2007, between Trico Marine Services, Inc. and Active Subsea ASA.
99.1	Press release issued by Trico Marine Services, Inc. dated November 5, 2007
99.2	Investor Presentation to be delivered on November 6, 2007.